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SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Magna Entertainment Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MAGNA ENTERTAINMENT CORP.

2003
NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

Wednesday, April 30, 2003
at 3:00 p.m.

Lone Star Park
at Grand Prairie
1000 Lone Star Parkway
Grand Prairie, Texas
75050

A SPECIAL DAY AT THE RACES
HOSTED BY MAGNA ENTERTAINMENT CORP.
FOR ITS STOCKHOLDERS
APRIL 30, 2003
LONE STAR PARK AT GRAND PRAIRIE

2:00 - 3:00 p.m.	Stockholder and Guest Registration
3:00 p.m.	ANNUAL STOCKHOLDERS MEETING
Refreshments and Reception will follow the Meeting
Optional Facility Tour and Live Handicapping "How To" Session will be available during the Reception
6:00 p.m.	Dinner
6:35 p.m.	Post Time

IN ORDER TO ACCOMMODATE ALL WHO WISH TO ATTEND, PLEASE ADVISE US IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING AND/OR PARTICIPATE IN ANY OF THE EVENTS AFTER THE MEETING BY RETURNING THE ATTACHED POSTCARD.

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-7172

March 21, 2003

Dear Fellow Stockholder:

        It is my pleasure to invite you to attend MEC's Annual Meeting of Stockholders on Wednesday, April 30, 2003, beginning at 3:00 p.m., at Lone Star Park at Grand Prairie. The Notice of Annual Meeting and Proxy Statement accompanying this letter fully describe the business to be transacted at the meeting and provide other disclosure regarding MEC.

        At the meeting, we will report to you on MEC's performance to date and our vision for the future. I welcome this opportunity to have a discussion with MEC's stockholders and I look forward to your comments and questions.

        Given the current business environment, I want to point out some of MEC's practices which align the long-term interests of our stockholders and management. MEC has never repriced stock options, entered into equity monetization arrangements or provided personal loans to directors or executive officers. Recently, our Board amended the charter of our Audit Committee to expand its role and provide you with additional assurance. A copy of the new charter is attached as Exhibit A to the Proxy Statement.

        I look forward to seeing you on April 30, 2003 and sincerely hope that you will take this opportunity to better acquaint yourself with our business and our industry. To that end, we have scheduled a number of other activities at Lone Star Park at Grand Prairie on that day that may be of interest to you. A schedule for the day appears on the preceding page of this booklet.

        I hope you will participate in and enjoy the scheduled activities.

Sincerely,
Jim McAlpine President and Chief Executive Officer

NOTICE OF ANNUAL MEETING

                The Annual Meeting of Stockholders of Magna Entertainment Corp. ("MEC") will be held on Wednesday, April 30, 2003, beginning at 3:00 p.m. local time, at Lone Star Park at Grand Prairie, 1000 Lone Star Parkway, Grand Prairie, Texas 75050, to consider and take action upon the following matters described in the accompanying Proxy Statement:

  (1)
  the election of nine directors for the ensuing year;

  (2)
  the ratification of the appointment, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, certified public accountants, as MEC's auditors for the fiscal year ending December 31, 2003; and

  (3)
  such other matters as may properly come before the meeting.

        The Board of Directors has determined that owners of record of MEC's Class A Subordinate Voting Stock and Class B Stock at the close of business on Friday, March 14, 2003 are entitled to notice of and to vote at the meeting, and at any adjournment(s) thereof.

By Order of the Board of Directors
Gary M. Cohn Vice-President, Special Projects and Secretary
Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario Canada L4G 7K1 March 21, 2003

YOUR VOTE IS IMPORTANT

        To vote your shares, please complete, sign and date the enclosed proxy form, and return it in the enclosed postage-paid envelope. You may vote in person at the meeting even if you send in your proxy.

i

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Magna Entertainment Corp. ("MEC" or the "Company") for use at the Company's Annual Meeting of Stockholders to be held on April 30, 2003, and at any adjournment(s) thereof. The solicitation of proxies provides all stockholders who are entitled to vote on matters that come before the meeting with an opportunity to do so whether or not they attend the meeting in person. This Proxy Statement and the related proxy form are first being mailed to MEC's stockholders on or about March 28, 2003.

Holders of Class A Subordinate Voting Stock and Class B Stock

        Owners of record of MEC's Class A Subordinate Voting Stock and Class B Stock at the close of business on March 14, 2003 are entitled to notice of and to vote at the Annual Meeting. Such owners of the Class A Subordinate Voting Stock are entitled to one vote for each share held and such owners of the Class B Stock are entitled to 20 votes for each share held.

        If you wish to give your proxy to someone other than the three persons named as proxies on the enclosed form you must strike out all three names appearing on the enclosed proxy form and insert the name of another person or persons (not more than three). The signed proxy form must be presented at the meeting by the person or persons representing you. You may revoke your proxy at any time before it is voted at the meeting.

        As of March 14, 2003, MEC had authorized 310,000,000 shares of Class A Subordinate Voting Stock, par value $0.01 per share, of which 48,674,796 were issued and outstanding, and 90,000,000 shares of Class B Stock, par value $0.01 per share, of which 58,466,056 were issued and outstanding. The owners of a majority of such issued and outstanding shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. On December 30, 2002, MEC exercised its redemption call right and purchased all of the remaining issued and outstanding Exchangeable Shares of MEC Holdings (Canada) Inc. not already owned by MEC, on the basis of one share of Class A Subordinate Voting Stock of MEC for each Exchangeable Share held.

        The shares represented by a properly signed and returned proxy form will be voted as specified by the stockholder on such form. If a proxy form is signed and returned but no specification is made, the shares will be voted "FOR" the election of all nominees for director (Item A) and "FOR" the ratification of the appointment of Ernst & Young LLP as MEC's independent auditors (Item B). A proxy may be revoked by a stockholder at any time before it is voted by providing notice of such revocation in writing to the Corporate Secretary's Office (at MEC's address set forth in the Notice of Annual Meeting accompanying this Proxy Statement), by submission of another proxy properly signed by such stockholder and bearing a later date, or by voting in person at the Annual Meeting.

        Abstentions are not counted as votes "FOR" or "AGAINST" a proposal, but are counted in determining a quorum.

        It is the policy of MEC that any proxy, ballot or other voting material that identifies the particular vote of a stockholder will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. Such documents are available for examination only by the scrutineers, or inspectors of election, and certain persons associated with processing proxy forms and tabulating the vote, although MEC may be informed whether or not a particular stockholder has voted and will have access to each proxy, ballot or other voting material.

ITEM A — ELECTION OF DIRECTORS
(Item A on the Proxy Form)

        MEC's Restated Certificate of Incorporation provides that, unless otherwise approved by ordinary resolution by the holders of the Class A Subordinate Voting Stock and the holders of the Class B Stock, each voting separately as a class, (i) a majority of the directors of MEC shall be individuals who are not officers or employees of MEC or persons related to such officers or employees and (ii) at least two of the directors of MEC shall be individuals who are not officers or employees of MEC or its affiliates, including Magna International Inc. ("Magna International"), or directors of any of MEC's affiliates, including Magna International, or persons related to such officers, employees or directors. MEC's bylaws provide that the number of directors of MEC shall be not less than one and not more than fifteen, and that the number of directors and the number of directors to be elected at the Annual Meeting each shall be determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed nine as the number of directors of the Company to be elected at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term expiring at the 2004 Annual Meeting of Stockholders, expected to be held in April or May 2004, or until his or her successor has been duly elected and qualified or his or her earlier resignation or removal.

Nominees

        The individuals nominated as directors to be elected at the Annual Meeting are all incumbent directors of MEC. Certain information regarding each nominee is set forth below, including age (as of January 1, 2003), principal occupation, a brief account of business experience during at least the last five years, certain other directorships currently held and the year in which the individual was first elected a director of MEC.

        Each nominee for director has consented to being named in this Proxy Statement and to serve if elected. It is the intention of the persons named in the enclosed proxy to vote for the election of the nominees listed on the following pages unless otherwise instructed on the proxy form. If you do not wish your shares to be voted for particular nominees, please strike out the names of the exceptions in Item A on the proxy form.

        If at the time of the Annual Meeting one or more of the nominees is no longer available or able to serve, shares represented by the proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors or, if none, the size of the Board will be reduced. The Board of Directors knows of no reason why any of the nominees would be unavailable or unable to serve.

        The persons nominated for election to the Board of Directors, all of whom are incumbent directors and a majority of whom are independent directors (i.e., directors who do not receive compensation as an officer or employee of MEC or any of its affiliates) are as follows:

Name	Age	Position
Frank Stronach (1)(2)	70	Chairman of the Company and Director (since 1999)
Jim McAlpine (2)	56	President and Chief Executive Officer of the Company and Director (since 2001)
Jerry D. Campbell	62	Director (since 2000)
William G. Davis (2)(3)	73	Director (since 2000)
Louis E. Lataif (3)	64	Director (since 2002)
F. Jack Liebau	64	President, California Operations of the Company and Director (since 2001)
Edward C. Lumley (1)(2)(4)	63	Director (since 2000)
William J. Menear (4)(5)	57	Director (since 2002)
Gino Roncelli (3)(5)	68	Director (since 2000)
(1)
Currently a director of Magna International

(2)
Member of Executive Committee

(3)
Member of Corporate Governance, Human Resources and Compensation Committee

(4)
Member of Audit Committee

(5)
Member of Special Independent Committee

        Frank Stronach serves as Chairman of MEC. Mr. Stronach has been a director since November 1999. Since 1971, Mr. Stronach has been the Chairman of Magna International, which he founded over 40 years ago. Mr. Stronach is actively involved in racing and breeding thoroughbred horses in New York, Kentucky, California, Florida and elsewhere. In addition to his role as Chairman of Magna International, Mr. Stronach currently serves on the boards of directors of Breeders' Cup Limited, the Florida Thoroughbred Breeders and Owners Association and Intier Automotive Inc.

        Jim McAlpine serves as President and Chief Executive Officer of MEC. Mr. McAlpine has been a director since February 2001. Mr. McAlpine currently serves on the board of directors of the NTRA (National Thoroughbred Racing Association) and the TRA (Thoroughbred Racing Associations of North America, Inc.). Prior to joining MEC in January 2001, Mr. McAlpine was the President of McAlpine Ford Lincoln Sales Ltd., an automobile dealership in Aurora, Ontario that he established in 1990. From 1984 to 1989, Mr. McAlpine was Chief Financial Officer of Magna International and he also served as Vice-Chairman of Magna International from April 1988 to October 1989.

        Jerry D. Campbell has been a director since March 2000 and was President and Chief Executive Officer of MEC from March to August 2000 and Vice-Chairman of MEC from August 2000 to April 2002. Prior to joining MEC, Mr. Campbell served as Chairman of the Board and Chief Executive Officer of Republic Bancorp Inc. from its establishment in April 1986 to December 1999, and he still serves as its Chairman of the Board.

        William G. Davis has been a director since March 2000. Mr. Davis has served as Counsel to Torys LLP, an international law firm, since 1985. Mr. Davis is the former Premier of the Province of Ontario (1971 to 1985). Mr. Davis is also a director of First American Financial Corporation and First American Title Insurance Company, Magellan Aerospace Corporation, NIKE Canada, Ltd., St. Lawrence Cement, BPO Properties Ltd. and Home Capital Group Inc. He is Vice-Chairman of the International Advisory Council of Power Corporation of Canada.

        Louis E. Lataif has been a director since October 2002. Mr. Lataif has served as Dean of the School of Management at Boston University since 1991. Mr. Lataif is also a director of Bank Audi USA, Great Lakes Chemical Corporation, Group 1 Automotive, Inc., Intier Automotive Inc. and The Iacocca Foundation.

        F. Jack Liebau serves as the President of MEC's California Operations and has been a director since August 2001. Prior to joining MEC in November 2000, Mr. Liebau served as President and General Manager of Bay Meadows for approximately eight years.

        Edward C. Lumley has been a director since March 2000. Mr. Lumley has served as Vice-Chairman of BMO Nesbitt Burns Inc. (and its predecessor company, Burns Fry Limited), a full-service investment bank, since 1991. Mr. Lumley is also a director of Air Canada, BCE Inc., Canadian National Railway Company, Dollar Thrifty Automotive Group Inc., Magna International Inc. and Intier Automotive Inc.

        William J. Menear has been a director since October 2002. Mr. Menear is a partner of Canec International Ltd., a transatlantic mergers and acquisitions advisory company. From 1999 until November 2001, Mr. Menear was President and Chief Executive Officer of William Menear & Associates Limited, a financial advisory firm, and from 1995 to 1999, was a Managing Director of Scotia Capital Inc., an investment bank. Prior to joining Scotia Capital Inc., Mr. Menear was a Senior Vice-President, Corporate Banking with Scotiabank from 1970 to 1995. Mr. Menear is a former Chairman of the Board of the Orthopaedic and Arthritic Hospital, Toronto (1982 to 1992).

        Gino Roncelli has been a director since March 2000. Mr. Roncelli has served as the Chief Executive Officer of Roncelli Plastics Inc., a non-metallic machining company, since 1969.

        In addition to the nominees listed above, Peter M. George is also currently a director of MEC.

Vote Required

        The affirmative vote of a majority of the votes cast with respect to the shares of Class A Subordinate Voting Stock and Class B Stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required for the election of each nominee for director.

        Magna International, as the holder of all the outstanding shares of Class B Stock, has indicated that it intends to vote all such shares "FOR" the election of each nominee for director.

        The Board of Directors recommends that the stockholders vote "FOR" the election of each nominee for director.

MANAGEMENT

  Executive Officers

        The executive officers of Magna Entertainment Corp. are as follows:

Name	Age	Position
Jim McAlpine	56	President and Chief Executive Officer
Donald Amos	58	Executive Vice-President, Human Resources
Peter Beresford	52	Executive Vice-President, Marketing and Strategic Planning
Edward C. Hannah	47	Executive Vice-President, Corporate Development and General Counsel
Graham J. Orr	56	Executive Vice-President and Chief Financial Officer
Gary M. Cohn	42	Vice-President, Special Projects and Secretary
Frank DeMarco, Jr.	77	Vice-President, Regulatory Affairs
Douglas R. Tatters	42	Vice-President and Controller

        Jim McAlpine — See "Item A — Election of Directors — Nominees".

        Donald Amos serves as Executive Vice-President, Human Resources of MEC. Prior to joining MEC as its Executive Vice-President and Chief Operating Officer in August 2000, Mr. Amos served in various capacities with Magna International and one of its subsidiaries since 1984, and most recently, held the position of Executive Vice-President, Administration and Human Resources of Magna International from October 1994 to May 2000. Mr. Amos has extensive experience breeding and racing thoroughbred and standardbred horses.

        Peter Beresford serves as Executive Vice-President, Marketing and Strategic Planning of MEC. Prior to joining MEC in September 2002, Mr. Beresford held various executive positions with McDonald's Restaurants of Canada Ltd. ("McDonald's Restaurants") from June 1976 to July 2002. Most recently, he served as Executive Vice-President of McDonald's Restaurants. He also served as a member of the Board of Directors and President of Ronald McDonald Children's Charities.

        Edward C. Hannah serves as Executive Vice-President, Corporate Development and General Counsel of MEC. Prior to joining MEC as its Vice-President and General Counsel in June 2001, Mr. Hannah served for approximately eight months as Senior Vice-President and a director of Headline Media Group Inc., a public corporation listed on the Toronto Stock Exchange. From April to November 2000, Mr. Hannah was a consultant to a venture capital firm associated with Headline Media Group Inc. Prior to that time, he was a partner in the Canadian law firm of Davies Ward Phillips & Vineberg since 1985.

        Graham J. Orr serves as Executive Vice-President and Chief Financial Officer of MEC. Prior to joining MEC in that capacity in October 2000, Mr. Orr held various executive positions with Magna International and one of its subsidiaries since 1987. Most recently, he served as Executive Vice-President, Corporate Development of Magna International, where he directed the corporate development, treasury/insurance, capital markets and investor relations functions from October 1994 to October 2000. Prior to 1987, Mr. Orr was a partner with KPMG for nine years.

        Gary M. Cohn serves as Vice-President, Special Projects and Secretary of MEC. From September 1996 to November 2000, Mr. Cohn was Vice-President and General Counsel of various subsidiaries of Magna International. Prior to that time, he was a partner in the Canadian law firm of Heenan Blaikie since January 1995.

        Frank DeMarco, Jr. serves as Vice-President, Regulatory Affairs of MEC and Executive Director, General Counsel and Secretary of Los Angeles Turf Club, Inc., which is an indirect, wholly-owned subsidiary of MEC. Mr. DeMarco has been a practicing attorney in Los Angeles County since 1951 and has been the Executive Director, General Counsel and Secretary of Los Angeles Turf Club, Inc. since April 1998.

        Douglas R. Tatters serves as Vice-President and Controller of MEC. Prior to joining MEC in March 2001, Mr. Tatters worked as a consultant with Decoma International Inc., a subsidiary of Magna International, for approximately six months. From September 1998 to June 2000, he served as Vice-President, Operations and Finance of Mumby & Associates Ltd., a large manufacturer and distributor of paint sundry products. Immediately prior to that, he was the Controller of Magna International from February 1996 to September 1998.

SECURITY OWNERSHIP

        The following tables set forth certain information as of March 14, 2003 with respect to beneficial ownership of MEC by (a) any entity or person known by MEC to be the beneficial owner of more than five percent of the outstanding shares of MEC's Class A Subordinate Voting Stock and Class B Stock and (b) each director, nominee for director and executive officer (including the Named Executive Officers listed below in the Summary Compensation Table) and all executive officers and directors of MEC as a group.

        To MEC's knowledge, except as indicated in the footnotes to these tables or pursuant to applicable community property laws, the persons named in the following tables have sole voting and investment power with respect to the shares of MEC's Class A Subordinate Voting Stock and Class B Stock indicated.

(a)  Security Ownership of Beneficial Owners of more than 5% of the Company's Voting Securities

Class of Securities	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Class B Stock	Magna International Inc. (1)(2) 337 Magna Drive Aurora, Ontario L4G 7K1	58,466,056	100%
Class A Subordinate Voting Stock	Magna International Inc. (2) 337 Magna Drive Aurora, Ontario L4G 7K1	4,362,328	9.0%
Class A Subordinate Voting Stock	David A. Rocker (3) c/o Rocker Partners, L.P. Suite 1759, 45 Rockefeller Plaza New York, N.Y. 10111	4,471,803	9.2%
Class A Subordinate Voting Stock	Fair Enterprise Limited (4) 1 Seaton Place St. Helier Jersey JE4 8YJ Channel Islands	3,582,515	7.4%
Class A Subordinate Voting Stock	Amaranth L.L.C. (5) Two American Lane Greenwich, CT 06836-2571	2,968,236	6.0%
(1)
Magna International directly owns 53,253,064 or 91.1% of these shares of MEC's Class B Stock. The remaining shares of Class B Stock are owned through direct or indirect wholly owned subsidiaries of Magna International. Magna International is entitled to vote approximately 96% of the votes attaching to MEC's voting securities.
(2)
The Stronach Trust controls Magna International through the right to direct the votes attaching to Class B shares of Magna International which carry a majority of the votes attaching to the outstanding voting shares of Magna International. The Class B shares of Magna International are held by 445327 Ontario Inc., all of the shares of which are held by the Stronach Trust. Mr. Frank Stronach is the sole director of 445327 Ontario Inc. and Chairman of Magna International and MEC. Mr. Stronach, together with three members of his family, are the trustees of the Stronach Trust. Mr. Stronach is also a member of the class of potential beneficiaries under the Stronach Trust.
(3)
The entities comprising this group and their respective beneficial holdings of Class A Subordinate Voting Stock as of December 31, 2002 are: Rocker Partners, L.P. (2,565,100 shares), Compass Holdings, Ltd. (1,662,900 shares) and Helmsman Holdings, Ltd. (243,803 shares).
(4)
All of the shares of Fair Enterprise Limited are held by Bergenie Anstalt, an estate planning vehicle for the Stronach family. Mr. Frank Stronach shares control or direction over these shares. The members of the family of Mr. Stronach are among the class of possible beneficiaries under this anstalt.
(5)
The entities comprising this group and their respective beneficial holdings of Class A Subordinate Voting Stock as of December 31, 2002 are: Amaranth L.L.C. (2,523,530 shares) and Paloma International L.P. (holding the shares it beneficially owns through its subsidiary, Sunrise Partners Limited Partnership) (444,706 shares). This group is deemed to beneficially own such shares by virtue of its ownership of $25.23 million principal amount of MEC's 7 1/4% Convertible Subordinated Notes due December 15, 2009, which are convertible into 2,968,236 shares of Class A Subordinate Voting Stock.

(b)  Security Ownership of Directors and Executive Officers

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Class A Subordinate Voting Stock		Percentage of Class	Class B Stock		Percentage of Class
Frank Stronach	8,610,529	(1)	17.7%	58,466,056	(2)	100%
Jim McAlpine	55,000		(3)	Nil		Nil
Donald Amos (4)	122,582		(3)	Nil		Nil
Peter Beresford	Nil		Nil	Nil		Nil
Edward C. Hannah	13,900		(3)	Nil		Nil
Graham J. Orr	61,020		(3)	Nil		Nil
F. Jack Liebau	15,000		(3)	Nil		Nil
Gary M. Cohn	31,780		(3)	Nil		Nil
Frank DeMarco, Jr.	Nil		Nil	Nil		Nil
Douglas R. Tatters	4,000		(3)	Nil		Nil
Jerry D. Campbell (5)	241,831		(3)	Nil		Nil
William G. Davis	7,347		(3)	Nil		Nil
Peter M. George	7,300		(3)	Nil		Nil
Louis E. Lataif	435		(3)	Nil		Nil
Edward C. Lumley	17,547		(3)	Nil		Nil
William J. Menear	435		(3)	Nil		Nil
Gino Roncelli (6)	134,300		(3)	Nil		Nil
All executive officers and directors as a group (17 persons)	9,323,006		19.2%	58,466,056		100%
(1)
4,362,328 of these shares are registered in the name of Magna International. See Note 2 above under "Security Ownership of Beneficial Owners of more than 5% of the Company's Voting Securities." 3,582,515 of these shares are registered in the name of Fair Enterprise Limited. See Note 4 above under "Security Ownership of Beneficial Owners of more than 5% of the Company's Voting Securities." 440,910 of these shares are registered in the name of The Canada Trust Company, trustee of the Magna Deferred Profit Sharing Plan (Canada) of Magna International. As Chairman of Magna International, Mr. Frank Stronach has the right to direct the trustee in regard to voting and disposing of these shares. 206,428 of these shares are registered in the name of The Employees Deferred Profit Sharing Plan (U.S.) of Magna International. Mr. Stronach is one of the trustees of this plan, but is not a beneficiary. 18,348 of these shares are registered in the name of 865714 Ontario Inc., which is a separate vehicle incorporated for the acquisition of Magna International shares and the sale thereof to the management team of Magna International. Magna International has the right to direct the disposal of these shares.
(2)
Magna International directly owns 53,253,064 or 91.1% of these shares of MEC's Class B Stock. The remaining shares of Class B Stock are owned through direct or indirect wholly owned subsidiaries of Magna International. Magna International is entitled to vote approximately 96% of the votes attaching to MEC's voting securities. See Note 2 above under "Security Ownership of Beneficial Owners of more than 5% of the Company's Voting Securities."
(3)
These shares represent less than 1% of the class.
(4)
Of these holdings, 120,482 shares of Class A Subordinate Voting Stock are owned directly and 2,100 are owned by Mr. Amos' wife.
(5)
Of these holdings, 221,588 shares of Class A Subordinate Voting Stock are owned directly, 11,225 are owned jointly by Mr. Campbell and his wife, 4,009 are owned by Mr. Campbell's wife, and 5,009 are owned indirectly through two wholly-owned corporations, Post It Stables, Inc. and Volan Corp.
(6)
Of these holdings, 7,300 shares of Class A Subordinate Voting Stock are owned directly, 67,000 are owned indirectly through Roncelli Plastics Inc., an associate of Mr. Roncelli, and 60,000 are owned by the Roncelli Family Trust, an associate of Mr. Roncelli.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

        The business of MEC is managed under the direction of the Board of Directors (the "Board"). The Board held eleven meetings during fiscal year 2002. All current directors of MEC attended at least 75% of the meetings of the Board and Committees of which they were members during fiscal year 2002, except for Frank Stronach (who attended six of the eleven Board meetings).

        Because of the number of matters requiring Board consideration, to make the most effective use of individual Board members' capabilities, and to comply with the National Association of Securities Dealers ("NASD") listing standards, the Board has established four committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these committees, their current members and the number of meetings held during 2002 are described below.

Executive Committee

        The Executive Committee, which was established by the Board on September 19, 2000, is composed of Frank Stronach, Jim McAlpine, William G. Davis and Edward C. Lumley (who replaced J. Terrence Lanni effective March 21, 2003). The Executive Committee meets on an "as needed" basis between meetings of the full Board of Directors. It is empowered to exercise the power of the Board of Directors in managing the business affairs and property of MEC, subject to limitations imposed by law and the Board. The Executive Committee is not empowered to approve an acquisition, a capital expenditure or a financial commitment that exceeds an amount greater than ten per cent of the book value of MEC's shareholders' equity. The Executive Committee did not meet as a committee during fiscal year 2002.

Corporate Governance, Human Resources and Compensation Committee

        The Corporate Governance, Human Resources and Compensation Committee is composed of William G. Davis (Chairman), Louis E. Lataif (who replaced James Nicol effective October 31, 2002) and Gino Roncelli. Messrs. Davis, Lataif and Roncelli are and have always been independent directors of MEC (i.e., directors who do not receive compensation as an officer or employee of MEC or any of its affiliates). The Corporate Governance, Human Resources and Compensation Committee administers MEC's Long-Term Incentive Plan. It also reviews and makes recommendations to the Board with respect to all direct and indirect compensation, benefits and perquisites of MEC's Chief Executive Officer, President, Chief Financial Officer and certain other senior management employees, and MEC's policies regarding management benefits and perquisites. This Committee is also generally responsible for developing MEC's approach to corporate governance issues, including MEC's relationship with Magna International, and assessing the effectiveness of the system of corporate governance employed by the Company as a whole. The Corporate Governance, Human Resources and Compensation Committee held four meetings during fiscal year 2002.

Audit Committee

        The Audit Committee is composed of Peter M. George (Chairman Pro Tem), Edward C. Lumley and William J. Menear (who replaced J. Terrence Lanni effective October 31, 2002), all of whom are independent directors of MEC (i.e., directors who do not receive compensation as an officer or employee of MEC or any of its affiliates). Mr. Lumley is also a director of Magna International. The Audit Committee is responsible for the appointment, engagement and oversight of the work of the independent auditors of MEC. In accordance with its recently revised Charter (see Exhibit A), the Audit Committee also has considerable general authority in relation to the oversight of MEC's financial affairs, as well as specific responsibility to review MEC's quarterly and annual financial statements and the related Management's Discussion and Analysis of Results of Operations and Financial Position ("MD&A") and to report thereon to the Board. In addition, the Audit Committee reviews MEC's internal financial and accounting controls and procedures, reviews the selection, use and application of accounting policies and practices, and examines and considers various other matters in relation to the internal and external audits of MEC's accounts and its financial reporting process and system of internal controls. The Audit Committee held seven meetings during fiscal year 2002.

Special Independent Committee

        The Special Independent Committee is composed of Peter M. George (Chairman), William J. Menear (who replaced J. Terrence Lanni effective October 31, 2002) and Gino Roncelli, all of whom are independent directors of MEC (i.e., directors who do not receive compensation as an officer or employee of MEC or any of its affiliates). This Committee was established on August 1, 2001 with a mandate to review proposed real estate transactions between MEC (or its subsidiaries) and Magna International and its subsidiaries. The Special Independent Committee held two meetings during fiscal year 2002.

Directors' Compensation

        Directors who are not officers or employees of MEC or any of its affiliates are currently paid an annual retainer of $30,000 (one-half in cash and one-half in stock) and a meeting fee of $1,000 for attendance at each meeting of the Board. Such directors are also currently paid an annual committee retainer of $4,000 (Committee Chairmen also receive an $8,000 annual retainer) and a meeting fee of $1,000 for attendance at meetings of each Committee of the Board on which they serve. Compensation for Board and Committee work and travel days ($1,500 per day) and for the execution of written resolutions ($250) is also provided to directors who are not officers or employees. In addition, each director receives certain stock options as set forth below under "EXECUTIVE COMPENSATION — Long-Term Incentive Plan — Nonqualified Stock Options."

Compensation Committee Interlocks and Insider Participation

        The members of the Corporate Governance, Human Resources and Compensation Committee for fiscal year 2002 were William G. Davis, Louis E. Lataif (who replaced James Nicol effective October 31, 2002) and Gino Roncelli. Mr. Davis was also a director of Magna International during fiscal year 2002. Messrs. Davis, Lataif and Roncelli are not and have never been officers or employees of MEC or any of its subsidiaries. In addition, there are no compensation committee interlocks between MEC and other entities involving MEC's executive officers and board members who serve as executive officers of such entities.

Certain Relationships and Related Transactions

  Relationship with Magna International

        Magna International was incorporated under the laws of Ontario, Canada. The Class A subordinate voting shares of Magna International are listed for trading on the New York Stock Exchange and the Toronto Stock Exchange ("TSX"). Magna International's Class B shares are listed on the TSX. Magna International is the sole holder of MEC's Class B Stock (directly and indirectly), which means that Magna International is entitled to exercise approximately 96% of the total votes attached to all MEC's outstanding stock. Magna International is therefore able to elect all the directors of MEC and to control MEC.

        MEC's Corporate Constitution requires that a minimum of two directors be individuals who are not MEC officers or employees, officers or employees of any of MEC's affiliates including Magna International, directors of any of MEC's affiliates including Magna International, or persons related to any such officers, employees or directors. The Corporate Constitution also requires that a majority of MEC's directors be individuals who are not MEC officers or employees or individuals related to these persons.

        Magna International has made a commitment to its shareholders that it will not, during the period ending May 31, 2006, without the prior consent of the holders of a majority of Magna International's Class A subordinate voting shares: (i) make any further debt or equity investment in, or otherwise give financial assistance to, MEC or any of MEC's subsidiaries; or (ii) invest in any non-automotive-related businesses or assets other than through its investment in MEC. Magna International's commitment is contained in a Forbearance Agreement, dated as of February 8, 2000, between MEC and Magna International and of which Magna International's shareholders are express third-party beneficiaries.

        Magna International has announced its intention at an undetermined point in the future to convert part of its holdings of MEC's Class B Stock into shares of MEC's Class A Subordinate Voting Stock and dispose of such shares of MEC's Class A Subordinate Voting Stock when market conditions for doing so are favorable, with the ultimate intention of retaining only a minority equity position in MEC but continuing to retain control of

MEC. Magna International may reduce its equity position in MEC through a combination of: (i) secondary sales by Magna International of MEC stock held by it; and/or (ii) the dilution of its interest through the issuance of Class A Subordinate Voting Stock by MEC in connection with capital market transactions, acquisitions and/or other investments by business partners.

  Control of MEC

        Magna International is able to elect all MEC's directors and controls MEC. Therefore, Magna International is able to cause MEC to effect certain corporate transactions without the consent of MEC's minority stockholders, subject to applicable law and the fiduciary duties of MEC's directors and officers. In addition, Magna International is able to cause or prevent a change in control of MEC. The Stronach Trust controls Magna International through the right to direct the votes attaching to Class B shares of Magna International which carry a majority of the votes attaching to the outstanding voting shares of Magna International. Mr. Frank Stronach, the Chairman of MEC and Magna International, together with three members of his family, are the trustees of the Stronach Trust. Mr. Stronach is also a member of the class of potential beneficiaries of the Stronach Trust.

  Transactions with Magna International

        Pursuant to a conditional sale agreement, Magna International transferred land in Aurora, Ontario to MEC in 1999. A portion of this property was sold to an affiliate of Magna International in December 2002 (see below), with MEC retaining the balance of the property. The conditional sale agreement is subject to certain conditions, including approval from the relevant governmental authorities to sever the land from adjoining land. If these conditions are not satisfied by June 5, 2004, and Magna International retains ownership of this Aurora land, Magna International must return to MEC the purchase price paid with interest from the date of payment. Prior to completion of this conditional sale, the land is being leased to MEC by Magna International for a nominal amount.

        In December 2002, MEC sold certain non-core real estate properties located in Canada, the United States and Europe to affiliates of Magna International for total proceeds of $42.4 million, for use in their automotive business. The gain on the sale of the properties of approximately $10.0 million, net of tax, is reported as a contribution to equity.

        As a result of a reorganization of MEC's corporate structure which was completed by Magna International on November 5, 1999, MEC acquired shares in a subsidiary which has been named as a defendant in a class action suit brought in United States District Court by various plaintiffs. An Austrian subsidiary of Magna International has agreed to indemnify this subsidiary for any damages or expenses associated with this case.

        A subsidiary of Magna International has agreed to indemnify MEC in respect of environmental remediation costs and expenses relating to existing conditions at some of MEC's Austrian real estate properties.

  Access Fees and Rights of First Refusal

        Pursuant to access arrangements which are effective as of March 1, 1999 and January 1, 2001, respectively, Magna International is paying MEC an annual fee of 2.5 million Euros to access the Fontana Sports golf course and related recreational facilities in Oberwaltersdorf, Austria, and an annual fee of CDN$5.0 million to access the Magna Golf Club in Aurora, Ontario, for Magna International-sponsored corporate and charitable events as well as for business development purposes. During the year ended December 31, 2002, Magna International paid MEC $5.6 million in access fees. The access fee relating to Fontana Sports is payable until March 1, 2004, unless renewed by mutual agreement of the parties. The access fee relating to the Magna Golf Club is payable until December 31, 2003, unless renewed by mutual agreement of the parties. Each of the Fontana Sports golf course and the Magna Golf Club is subject to a right of first refusal in favor of Magna International if MEC decides to sell it.

        For more detail about MEC's relationship with Magna International and related transactions, including transactions which occurred prior to January 1, 2002, please see "Relationship with Magna International" in MEC's Registration Statement on Form S-1 (No. 333-70520), as amended, which section is incorporated herein by reference.

EXECUTIVE COMPENSATION

        The following tables and narratives discuss the compensation paid in fiscal years 2002, 2001 and 2000 to MEC's Chairman, Chief Executive Officer and four other most highly compensated executive officers in 2002 (collectively, the "Named Executive Officers"). The indicated compensation is only for the period the designated executive officer served in such capacity.

SUMMARY COMPENSATION TABLE

		Annual Compensation (1)			Long Term Compensation
Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payout ($)	All Other Compensation ($)

Frank Stronach Chairman	2002 2001 2000	— — —	— — —	— — —	— — —	— — 1,000,000	— — —	— — —

Jim McAlpine (2) President and Chief Executive Officer	2002 2001 2000	409,600 409,600 —	800,000 800,000 —	— — —	— — —	— 500,000 —	— — —	— — —

Donald Amos (3) Executive Vice-President, Human Resources	2002 2001 2000	359,600 359,600 131,250	350,000 480,565 131,250	— — —	— — —	— — 300,000	— — —	— — —

Graham J. Orr (4) Executive Vice-President and Chief Financial Officer	2002 2001 2000	359,600 359,600 20,000	350,000 480,565 272,927	— — —	— — —	— — 300,000	— — —	— — —

Edward C. Hannah (5) Executive Vice-President, Corporate Development and General Counsel	2002 2001 2000	318,600 182,900 —	386,600 — —	— — —	— — —	— 100,000 —	— — —	— — —

Peter Beresford (6) Executive Vice-President, Marketing and Strategic Planning	2002 2001 2000	133,333 — —	65,217 — —	— — —	— — —	250,000 — —	— — —	— — —

(1)
The aggregate amount of perquisites and other personal benefits, securities or property does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for any of the Named Executive Officers.

(2)
Mr. McAlpine became an executive officer on January 9, 2001.

(3)
Mr. Amos became an executive officer on August 3, 2000.

(4)
Mr. Orr became an executive officer on October 1, 2000. His compensation for the last three months of fiscal 2000 was paid by an affiliate of MEC.

(5)
Mr. Hannah became an executive officer on June 6, 2001.

(6)
Mr. Beresford became an executive officer on September 3, 2002.

Option Grants in Last Fiscal Year
Name	Number of Securities Underlying Options Granted (1) (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price (2) ($/Share)	Expiration Date	Grant Date Value (3) ($/Share)

Frank Stronach	—	—	—	—	—

Jim McAlpine	—	—	—	—	—

Donald Amos	—	—	—	—	—

Graham J. Orr	—	—	—	—	—

Edward C. Hannah	—	—	—	—	—

Peter Beresford	250,000 (4)	30.2%	6.70	November 21, 2012	3.40

(1)
Options granted were options to acquire shares of Class A Subordinate Voting Stock.

(2)
Market price on date of grant.

(3)
Calculated using the Black-Scholes pricing model. Underlying assumptions used in the calculation include a risk-free interest rate of 3.0 percent per annum, dividend yields of 0.77 percent, volatility factors of the expected market price of 0.549 and an expected life of 4.07 years. MEC has elected to illustrate the potential realizable value using the Black-Scholes pricing model as permitted by the rules of the Securities and Exchange Commission. This does not represent MEC's estimate or projection of future stock price or of the assumptions utilized; actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Class A Subordinate Voting Stock.

(4)
Vested as to one-fifth of the securities underlying the options granted on the date of grant and an additional one-fifth on each of the first four anniversaries of the date of grant.

Fiscal Year End Option Values
	Number of Unexercised Options at Fiscal Year-End (#)		Value of Unexercised Options at Fiscal Year-End ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Frank Stronach (2)	1,000,000	—	—	—

Jim McAlpine (2)	200,000	300,000	252,500	378,750

Donald Amos (2)	300,000	—	39,000	—

Graham J. Orr (2)	300,000	—	22,500	—

Edward C. Hannah (2)	40,000	60,000	—	—

Peter Beresford (2)	50,000	200,000	—	—

(1)
The closing sale price of MEC's Class A Subordinate Voting Stock as reported on the Nasdaq National Market on December 31, 2002 was $6.20 per share. Value is calculated by multiplying (a) the difference between $6.20 and the option exercise price by (b) the number of shares of Class A Subordinate Voting Stock underlying the options.

(2)
None of these individuals exercised any options to acquire stock of MEC during the fiscal year ended December 31, 2002.

Employment Agreements and Termination of Employment Agreements

        MEC has entered into employment arrangements and agreements with certain executive officers as described below:

        MEC has an employment arrangement with Mr. McAlpine which provides for a base salary of $409,600 per annum, a guaranteed annual bonus of $400,000 (to be superseded by a mutually agreeable profit-sharing arrangement), a discretionary bonus based on personal performance, confidentiality obligations, non-competition covenants and a termination provision permitting his employment to be terminated by MEC by giving minimum advance written notice of termination or by paying a retiring allowance instead. Mr. McAlpine's arrangement also provides for the grant of stock options to purchase 500,000 shares of MEC's Class A Subordinate Voting Stock. The grant of these stock options, with an exercise price of $4.9375 per share, was approved by the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors on February 19, 2001.

        MEC has entered into an employment contract with Mr. Amos which provides for a base salary of $359,600 per annum, an annual bonus based on a percentage of pre-tax profits (with a guaranteed minimum of $350,000), a discretionary bonus based on personal performance, confidentiality obligations, non-competition covenants and a termination provision permitting his employment to be terminated by MEC by giving minimum advance written notice of termination or by paying a retiring allowance instead. Mr. Amos' contract also provides for the grant of stock options to purchase 300,000 shares of MEC's Class A Subordinate Voting Stock. The grant of these stock options, with an exercise price of $6.07 per share, was approved by the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors on August 14, 2000.

        MEC has entered into an employment contract with Mr. Orr which provides for a base salary of $359,600 per annum, an annual bonus based on a percentage of pre-tax profits (with a guaranteed minimum of $350,000), a discretionary bonus based on personal performance, confidentiality obligations, non-competition covenants and a termination provision permitting his employment to be terminated by MEC by giving minimum advance written notice of termination or by paying a retiring allowance instead. Mr. Orr's contract also provides for the grant of stock options to purchase 300,000 shares of MEC's Class A Subordinate Voting Stock. The grant of these stock options, with an exercise price of $6.125 per share, was approved by the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors on October 10, 2000.

        MEC has entered into an employment contract with Mr. Hannah which provides for a base salary of CDN$500,000 per annum, a guaranteed annual bonus of CDN$500,000 (to be superseded by a mutually agreeable profit-sharing arrangement), confidentiality obligations, non-competition covenants and a termination provision permitting his employment to be terminated by MEC by giving minimum advance written notice of termination or by paying a retiring allowance instead. Mr. Hannah's contract also provides for the grant of stock options to purchase 100,000 shares of MEC's Class A Subordinate Voting Stock. The grant of these stock options, with an exercise price of $6.96 per share, was approved by the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors on July 31, 2001.

        MEC has entered into an employment contract with Mr. Beresford which provides for a base salary of $400,000 per annum, a guaranteed annual bonus of $200,000 (to be superseded by a mutually agreeable profit-sharing arrangement), confidentiality obligations, non-competition covenants and a termination provision permitting his employment to be terminated by MEC by giving minimum advance written notice of termination or by paying a retiring allowance instead. Mr. Beresford's contract also provides for the grant of stock options to purchase 250,000 shares of MEC's Class A Subordinate Voting Stock. The grant of these stock options, with an exercise price of $6.70 per share, was approved by the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors on November 22, 2002.

        MEC has entered into employment contracts with other members of its senior management. These employment contracts generally provide for base salaries and annual bonuses (in some cases based on a specified percentage of MEC's pre-tax profits before profit sharing), confidentiality obligations and non-competition covenants. Each of these employment contracts provide that MEC may terminate the senior officer's employment by giving minimum advance written notice of termination or by paying a retiring allowance instead. With the approval of the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors, some of MEC's senior officers have received options to acquire shares of MEC's Class A Subordinate Voting Stock at the fair market value of the shares of such stock on the date of grant of the option.

        MEC's Corporate Constitution provides that, beginning with the fiscal year commencing January 1, 2004, the aggregate incentive bonuses (which may be paid in cash or deferred for payment in future years or which may be paid in Class A Subordinate Voting Stock) paid or payable to "Corporate Management" (as defined therein) in respect of any fiscal year shall not exceed 6% of MEC's pre-tax profits before profit sharing for that fiscal year.

        MEC is not required to make payments under any employment contract or arrangement with its senior officers in the event of a change in control of MEC.

Long-Term Incentive Plan

        MEC has adopted a long-term incentive plan, referred to as the "Long-Term Incentive Plan", the purposes of which are: (i) to align the interests of the Company's stockholders and the recipients of awards under the Long-Term Incentive Plan by giving recipients of awards an interest in MEC's growth and success; (ii) to enable the Company to attract and retain directors, officers, employees, consultants, independent contractors and agents; and (iii) to motivate these persons to act in the Company's long-term best interests and those of its stockholders. Under the Long-Term Incentive Plan, MEC may grant nonqualified stock options, incentive stock options, free standing stock appreciation rights, tandem stock appreciation rights, restricted stock, bonus stock and performance shares.

        The Long-Term Incentive Plan is administered by the Corporate Governance, Human Resources and Compensation Committee (the "Committee") of the Board of Directors, which consists of three outside directors. The members of the Committee serve at the pleasure of the Board of Directors.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,355,833 (1)	$6.18	2,481,542 (2)
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	5,355,833 (1)	$6.18	2,481,542 (2)
(1)
As of March 14, 2003, there were options outstanding under the Long-Term Incentive Plan for the purchase of these shares.

(2)
Of these shares of Class A Subordinate Voting Stock remaining available for issuance under the Long-Term Incentive Plan, 1,108,501 shares are available for issuance pursuant to the grant of new stock options and 1,373,041 are available for issuance as bonus stock awards.

  Nonqualified Stock Options

        Each of the Company's outside directors was granted a nonqualified stock option to purchase 10,000 shares of Class A Subordinate Voting Stock immediately following such director's election to MEC's Board of Directors, and will be entitled to another such grant immediately following the completion of each five-year period of continuous service as a director. Such stock options will vest as to 20% of the shares of Class A Subordinate Voting Stock included in each such grant on the date of such grant, with an additional 20% of the shares vesting on the second, third, fourth and fifth anniversaries of such grant. On March 5, 2000, the Board approved stock options for each of its outside directors then in office to purchase 10,000 shares of Class A Subordinate Voting Stock at an exercise price of $4.875 per share, pursuant to the provisions of the Long-Term Incentive Plan. On November 22, 2002, the Committee approved stock options for two recently appointed outside directors, Louis E. Lataif and William J. Menear, to purchase 10,000 shares of Class A Subordinate Voting Stock each at an exercise price of $6.70 per share.

  Incentive Stock Options

        Incentive stock options may be granted only to the Company's employees and employees of its subsidiaries. If the recipient of an incentive stock option owns more than ten percent of the voting power of all shares of MEC's common stock, the option will not be exercisable later than five years after its grant date and the exercise price of the option will not be less than the greater of (i) the price required by the Internal Revenue Code (currently 110% of the fair market value of MEC's Class A Subordinate Voting Stock on the option's grant date) and (ii) the price of the last traded board lot of shares of MEC's Class A Subordinate Voting Stock sold on the Toronto Stock Exchange prior to the date of grant of the option.

  Awards to Named Executive Officers

        On November 22, 2002, the Committee granted stock options to Peter Beresford, Executive Vice-President, Marketing and Strategic Planning, to purchase 250,000 shares of Class A Subordinate Voting Stock at an exercise price of $6.70 per share. See "Option Grants in Last Fiscal Year" above.

Bonus Stock and Restricted Stock Awards

        The Long-Term Incentive Plan permits the Committee to grant bonus stock awards, which are vested upon grant, and restricted stock awards which are subject to a restriction period. An award of restricted stock may be subject to performance measures during the restriction period. Unless the Committee decides otherwise, the holder of a restricted stock award will have rights as an MEC stockholder, including the right to vote and receive dividends with respect to the shares of restricted stock. Dividends, however, will be subject to the same restrictions that apply to the shares for which the dividend was paid.

  Performance Share Awards

        The Long-Term Incentive Plan also permits the Committee to grant performance shares. Each performance share is a right, subject to the attainment of performance measures during a performance period, to receive one share of Class A Subordinate Voting Stock, which may be restricted stock, or the fair market value of the performance share in cash. Before a performance share award is settled in shares of Class A Subordinate Voting Stock, the holder of the award will have no rights as an MEC stockholder with respect to the shares of stock subject to the award. All the terms relating to the satisfaction of performance measures and the termination of the performance period relating to a performance share award, or any cancellation or forfeiture of the performance share award upon the holder's termination of employment with MEC, whether by reason of disability, retirement, death or other termination, shall be contained in the award agreement.

Performance Goals.    Under the Long-Term Incentive Plan, the vesting or payment of performance share awards and certain awards of restricted stock will be subject to the satisfaction of certain performance objectives and criteria. These objectives and criteria may include one or more of the following: the attainment by a share of Class A Subordinate Voting Stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings, revenues, market share, cash flow or cost reduction goals, or any combination of these criteria.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require MEC's directors, certain officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the Securities and Exchange Commission.

        Based solely on its review of copies of such reports received or written representations from such directors, executive officers and ten percent stockholders, MEC believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during 2002.

Comparative Stock Performance Graph

        The following graph compares the cumulative total shareholder return on MEC's Class A Subordinate Voting Stock to the cumulative total shareholder return of the Nasdaq 100 Market Index and a peer group index. The peer group index used by MEC is the Bloomberg US Entertainment Index, which is a published industry peer index of companies engaged in the entertainment industry. The period of comparison begins with the date that MEC became a public company in February 2000 and ends on December 31, 2002. The graph depicts the results of an investment of $100 in MEC's Class A Subordinate Voting Stock, the Nasdaq 100 Market Index and the Bloomberg US Entertainment Index.

	Feb-00	Dec-00	Dec-01	Dec-02
Magna Entertainment Corp.	$100.00	$155.10	$222.71	$202.17
Bloomberg US Entertainment Index	$100.00	$116.69	$137.40	$131.15
Nasdaq 100 Market Index	$100.00	$54.38	$46.42	$31.45

CORPORATE GOVERNANCE, HUMAN RESOURCES
AND COMPENSATION COMMITTEE REPORT

        The Corporate Governance, Human Resources and Compensation Committee of the Board was formed on March 4, 2000. For a discussion of the composition and mandate of this Committee, see "THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD — Corporate Governance, Human Resources and Compensation Committee" above.

        MEC has adopted many of the organizational and operating policies and principles utilized by Magna International for many years, certain of which have been embodied in MEC's Corporate Constitution. MEC's Corporate Constitution balances the interests of stockholders, employees and management by specifically defining the rights of employees (including management) and investors to participate in MEC's profits and growth, and reflects certain operational and compensation philosophies which align employee (including management) and stockholder interests. These philosophies and MEC's Corporate Constitution assist in maintaining an entrepreneurial environment and culture at MEC. MEC wishes this entrepreneurial culture to flourish, and therefore intends to apply compensation philosophies which will enhance its ability to attract, retain and motivate skilled, entrepreneurial employees at all levels of the MEC organization, while assisting in the alignment of the interests of MEC's stockholders and employees.

        A number of MEC's executive officers (including two of the Named Executive Officers) receive a remuneration package consisting of a base salary and an annual incentive bonus based, in part, on direct profit participation.

        This Committee, in accordance with its mandate, is required to consider and apply, among other things, the historical operating philosophies and policies of the Company, including MEC's Corporate Constitution, direct profit participation and use of stock options and other stock rights granted under the Long-Term

Incentive Plan, to align the interests of management and stockholders and to create shareholder value. This Committee, therefore, applies the following criteria in determining or reviewing recommendations for compensation for management, including where applicable, the executive officers of MEC:

        Base Salaries.    Base salaries should not be customarily increased on an annual basis. As a result, fixed compensation costs are contained, with increased financial rewards coming principally from variable incentive compensation.

        Incentive Compensation.    The amount of direct profit participation and, therefore, the amount of compensation "at risk," increases with the level of performance and/or responsibility. Due to the variable nature of profit participation, incentive cash compensation should generally be reduced in cyclical or other down periods due to reduced profits. As a result, executive officers are encouraged to emphasize consistent profitability over the medium to long term to sustain stable levels of annual compensation.

        Under MEC's Corporate Constitution, beginning with the fiscal year commencing January 1, 2004, the aggregate incentive bonuses paid or payable to "Corporate Management" (as defined in the Corporate Constitution) in respect of any fiscal year shall not exceed 6% of "Pre-Tax Profits Before Profit Sharing" (as defined in the Corporate Constitution) for such year.

        Long-Term Incentives.    Upon the grant of options under the Long-Term Incentive Plan, extended vesting and exercise periods are sometimes used to encourage option recipients to remain as employees or senior officers over the long term. MEC has never repriced stock options or entered into any equity monetization arrangements.

        Chief Executive Officer Compensation.    Jim McAlpine was appointed President and Chief Executive Officer on January 9, 2001. The employment arrangements of Mr. McAlpine, which were reviewed and approved by this Committee, provide for a base salary of $409,600 per year, a guaranteed annual bonus of $400,000 and a discretionary bonus based on personal performance. Mr. McAlpine was awarded a $400,000 discretionary bonus, with the approval of this Committee, in recognition of his efforts and the progress made toward the achievement of MEC's strategic goals during fiscal 2002.

        Written Employment Contracts.    MEC generally uses written employment contracts with its executive officers and other members of management to reflect the terms of their employment, including compensation, severance, stock ownership (if applicable), confidentiality and non-competition arrangements.

        The annual, long term and other compensation referred to in the Summary Compensation Table above for the Named Executive Officers reflect the compensation and benefits provided to them under their respective employment contracts and arrangements. MEC does not provide personal loans to its executives.

        MEC believes that its objectives for growth, financial returns and growth in shareholder value require that it offer meaningful financial rewards for its executive and senior officers which are contingent on the continued profitability of the Company.

        Corporate Governance, Human Resources and Compensation Committee Members

  William G. Davis (Chairman)
  Louis E. Lataif
  Gino Roncelli

AUDIT COMMITTEE REPORT

        The Audit Committee's duties and responsibilities are set forth in a written charter (the "Audit Committee Charter") adopted by the Board of Directors (the "Board"). The Board recently approved amendments to the Audit Committee Charter (see Exhibit A for the amended version).

        The Audit Committee has reviewed and discussed with management MEC's audited financial statements as of and for the fiscal year ended December 31, 2002.

        The Audit Committee has discussed with MEC's independent public accountants, Ernst & Young LLP (the "Independent Auditors"), the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Accounting Standards, as amended.

        The Audit Committee has received and reviewed the written disclosures and the letter from the Independent Auditors required by U.S. Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the Independent Auditors their independence.

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the financial statements referred to above in MEC's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

  Audit Committee Members

  Peter M. George (Chairman Pro Tem)
  Edward C. Lumley
  William J. Menear

ITEM B — RATIFICATION OF APPOINTMENT OF AUDITORS
(Item B on the Proxy Form)

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, certified public accountants, as auditors of MEC for the fiscal year ending December 31, 2003. During the fiscal year ended December 31, 2002, Ernst & Young LLP examined MEC's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

Fees billed to MEC by Ernst & Young LLP

        The fees billed to MEC by Ernst & Young LLP for services in respect of the fiscal years ended December 31, 2001 and 2002 were as follows:

Category	Fiscal 2001 ($)	Fiscal 2002 ($)
Audit Fees (1)	774,047	812,342
Audit-Related Fees(2)	24,900	6,400
Tax Fees(3)	185,000	353,872
All Other Fees	—	—
(1)
Includes all fees in respect of services performed in order to comply with generally accepted auditing standards ("GAAS"). In some cases, these may include an appropriate allocation of fees for tax services or accounting consultations, to the extent such services were necessary to comply with GAAS. Also included are fees for comfort letters, consents and assistance with and review of regulatory filings.

(2)
Consists of fees paid in respect of due diligence procedures relating to acquisition reviews.

(3)
Includes all fees paid in respect of services performed by Ernst & Young LLP's tax professionals, except those services required in order to comply with GAAS which are included under "Audit Fees." These services included tax compliance, tax planning, tax advice and tax due diligence relating to acquisition reviews.

        The Audit Committee has considered whether the provision of the non-audit services provided to MEC by Ernst & Young LLP in 2002 was compatible with maintaining Ernst & Young LLP's independence and has concluded that it was. In future, the Audit Committee may adopt specific policies and procedures in accordance with its charter (see Exhibit A) for the pre-approval of any non-audit services to be provided by Ernst & Young LLP.

Ratification of Appointment of Ernst & Young LLP as Auditors

        The appointment of Ernst & Young LLP as auditors of MEC will be ratified at the Annual Meeting if the number of votes cast in favor of ratification exceeds the number of votes cast opposing it.

        The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" ratification of Ernst & Young LLP as the auditors of MEC.

        In the event the appointment is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting on April 30, 2003, and will be available to respond to appropriate questions and to make a statement should he or she desire to do so.

Vote Required

        The affirmative vote of a majority of the votes cast with respect to the shares of Class A Subordinate Voting Stock and Class B Stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required for the ratification of the appointment of auditors.

        Magna International, as the holder of all the outstanding shares of Class B Stock, has indicated that it intends to vote all such shares "FOR" the ratification of the appointment of auditors.

        The Board of Directors recommends that the stockholders vote "FOR" the ratification of the appointment of auditors.

ADDITIONAL INFORMATION

Other Action at the Meeting

        The Board of Directors is not aware of any other matter to be presented for action at the Annual Meeting. If any additional matters are properly presented, the shares represented by a properly signed proxy form will be voted in accordance with the judgment of the persons named on the proxy form.

Cost of Solicitation

        MEC will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and other members of MEC may solicit proxies personally or by telephone or other means of communication. MEC will also reimburse its transfer agent for expenses in connection with the distribution of proxy material and brokers and other persons holding stock in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals.

Stockholder Proposals for 2004 Annual Meeting

        Stockholders may submit proposals on matters appropriate for stockholder action at MEC's annual meetings consistent with regulations adopted by the Securities and Exchange Commission and MEC's bylaws. Proposals intended for inclusion in the proxy statement for the 2004 Annual Meeting must be received by MEC not later than November 12, 2003. Proposals should be directed to the attention of the Corporate Secretary's Office, Magna Entertainment Corp., 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1.

2002 Annual Report on Form 10-K

        A copy of MEC's Annual Report on Form 10-K, including our 2002 financial statements, may be obtained, without charge, by addressing a request to the Corporate Secretary's Office, Magna Entertainment Corp., 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 or by visiting our website at www.magnaentertainment.com.

Stockholders are urged to send in their proxies without delay.

By Order of the Board of Directors
Gary M. Cohn Vice-President, Special Projects and Secretary
March 21, 2003

EXHIBIT A — AUDIT COMMITTEE CHARTER

PURPOSE

1.
The Audit Committee (the "Committee") shall provide assistance to the Board of Directors of the Corporation (the "Board") in fulfilling its oversight responsibilities to the Corporation's shareholders with respect to the Corporation's financial reporting process, system of internal controls, accounting practices and audit process. In so doing, it is the responsibility of the Committee to promote free and open communication between the Board, the independent auditor, the Director, Internal Audit and the management of the Corporation.

COMPOSITION AND ORGANIZATION

2.
The Committee shall be composed of not less than three (3) nor more than five (5) members of the Board, all of whom are financially literate. At least one member of the Committee shall have sufficient accounting or related financial experience and expertise to comply with any mandatory legal, listing or other regulatory requirements applicable to the Corporation from time to time. Each member of the Committee shall meet the independence standards required by the rules of the U.S. Securities and Exchange Commission ("SEC") and, as long as any securities of the Corporation are traded on the Nasdaq National Market, The Nasdaq Stock Market, Inc. ("NASDAQ"), which are in effect from time to time. The Board shall annually appoint the members of the Committee and appoint a Chairman from amongst those appointed, to hold office until the next annual meeting of the shareholders of the Corporation. The members of the Committee shall serve at the pleasure of the Board and vacancies occurring from time to time shall be filled by the Board.

3.
A majority of the members of the Committee shall constitute a quorum and all actions of the Committee shall be taken by a majority of the members present at the meeting.

4.
Meetings of the Committee shall be called by the Chairman of the Committee, and may also be called by any member of the Committee, by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the principal accounting officer, the Secretary, or the Director, Internal Audit of the Corporation, or by the independent auditor of the Corporation.

5.
The Secretary of the Corporation shall act as Secretary of the Committee and shall provide the independent auditor, the Director, Internal Audit, the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the principal accounting officer of the Corporation and each member of the Committee with notice of each meeting of the Committee and each such person shall be entitled to attend any meeting of the Committee. In addition, the Chairman or any member of the Committee may request that certain other officers or employees of the Corporation or any of its affiliates attend a Committee meeting.

DUTIES AND RESPONSIBILITIES

6.
The Committee shall meet with management and the independent auditor of the Corporation:

(a)
within thirty-five (35) days following the end of each of the first three fiscal quarters of the Corporation, but in any event prior to the release of the financial results for each such quarter, to review and discuss the financial results and draft interim unaudited financial statements of the Corporation for the preceding fiscal quarter, the related Management's Discussion and Analysis of Results of Operations and Financial Position ("MD&A") and the results of the independent auditor's review; and

(b)
within sixty (60) days following the fiscal year-end of the Corporation, but in any event prior to the release of the financial results for the fiscal year, to review and discuss the financial results of the Corporation for the preceding fiscal year, the draft audited financial statements, the related MD&A and the results of the audit.

  The Committee shall report to the Board on the results of each such meeting and, if satisfied with their review, recommend the approval of the financial statements and MD&A and their inclusion in the Corporation's required regulatory filings.

7.
In addition to the duties and obligations of the Committee under applicable law, the Committee may examine and consider such other matters in relation to the internal and external audit of the Corporation's accounts, financial reporting process and system of internal controls, and in relation to the general financial affairs of the Corporation, as the Committee may deem necessary or desirable, except for those matters specifically delegated by the Board to another committee or other entity, or retained by the Board.

  In carrying out the Committee's duties and responsibilities, the Committee shall:

  (a)
  have authority and be directly responsible for the appointment, engagement (including the fixing of compensation) and oversight of the work of the independent auditor, including the pre-approval, or the establishment of policies and procedures (including the setting of thresholds or the delegation to the Chairman or another member of the Committee) for the pre-approval, of the engagement and compensation of the independent auditor in respect of the provision of (i) all audit, review or attest engagements required by applicable law and (ii) all non-audit services permitted to be provided by the independent auditor in accordance with applicable law, the rules of the SEC and the rules of any other applicable regulatory authority;

  (b)
  review and approve the objectives and general scope of the external audit (including the overall audit plan, the proposed timing and completion dates together with the estimated audit fees), discuss the external audit with the independent auditor and approve the independent auditor's actual audit fees;

  (c)
  evaluate annually the performance, quality control procedures and efficiency of the independent auditor in carrying out the external audit and review the experience and qualifications of the independent auditor's team;

  (d)
  satisfy itself that management has established and is maintaining an adequate system of internal financial and accounting controls and procedures and is responding on a timely basis to any significant weaknesses which have been identified in such controls or procedures, meet with and review significant reports of the Director, Internal Audit and the independent auditor relating to such internal controls and procedures and the administrative efficiencies in the financial reporting process, and have authority and be directly responsible for the appointment of the Director, Internal Audit, the scope of the internal audit work plan and the staffing of the internal audit function, including the engagement of outside firms;

  (e)
  review annually management's review, assessment and report relating to the effectiveness of the Corporation's internal financial and accounting controls and procedures in respect of each fiscal year of the Corporation as well as the independent auditor's report on, and attestation to, management's assessment;

  (f)
  review (i) the selection, use and application of, and any proposed significant amendments to, the Corporation's accounting policies and practices and related judgments, and (ii) alternative GAAP treatments for policies and practices relating to material items, including the ramifications of such alternative disclosures or treatments and any preferred treatment, to ensure that the policies, practices and GAAP treatments adopted are appropriate and consistent with the Corporation's needs and applicable requirements, and review and discuss the same with the independent auditor;

  (g)
  review, on behalf of the Board, any potential illegal, improper or fraudulent behavior which may have a negative effect on the integrity or reputation of the Corporation, review the findings of any regulatory authorities in relation to the financial affairs of the Corporation, and monitor compliance with any Code of Ethics or Code of Conduct which may be in effect from time to time including, where applicable, reviewing and deciding on requests for waivers or variances from such Code(s);

  (h)
  satisfy itself that, where there are significant unsettled issues that do not affect the audited financial statements (e.g. disagreements regarding correction of internal control weaknesses or the application of accounting principles to proposed transactions), there is an agreed course of action leading to the resolution of such matters;

  (i)
  ensure that there are adequate procedures for the review of interim financial statements, including timely review by the independent auditor, and other financial information prior to their distribution to the shareholders of the Corporation;

  (j)
  satisfy itself generally that there is a good working relationship between management and the independent auditor, review management letters, schedules of unadjusted differences or related reports from the independent auditor and monitor, examine and assess material differences of opinion between management and the independent auditor;

  (k)
  establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls, illegal, improper or fraudulent behavior, audit-related matters and the confidential, anonymous submission of complaints by employees of the Corporation regarding such matters;

  (l)
  review the independent auditor's independence within the applicable rules of the SEC and any other applicable regulatory authorities, including the receipt at least annually of a disclosure report from the independent auditor regarding its independence as required by U.S. Independence Standards Board Standard No. 1, and give due consideration to whether the provision of non-audit services by the independent auditor, if applicable, is compatible with maintaining the independent auditor's independence;

  (m)
  assess with management the Corporation's material risk exposures and the Corporation's actions to monitor and control such exposures;

  (n)
  review and assess this Audit Committee Charter annually and make recommendations to the Board for such changes to this Charter as the Audit Committee shall consider necessary or desirable;

  (o)
  discuss with the independent auditor the matters required to be discussed by Statements of Auditing Standards No. 54, 61, 89 and 90, and any other applicable standards or requirements in effect from time to time relating to the conduct of the audit and quarterly review of the interim financial statements;

  (p)
  prepare the Audit Committee report in the form and at the time required by the rules of the SEC and any other applicable regulatory authorities to be included in the Corporation's proxy statement;

  (q)
  meet separately with the internal auditors and the independent auditor, on a periodic basis, with and without management present, to discuss the results of their examinations; and

  (r)
  perform such other functions as may be requested or delegated by the Board from time to time, or required by the Corporation's by-laws, applicable law or the rules of applicable regulatory authorities.

GENERAL

8.
In connection with and in furtherance of the discharge of their duties and responsibilities, the members of the Committee shall have full access to and the right to inspect all books, records and facilities of the Corporation and shall be permitted to discuss such books, records and facilities and any other matters relating to the financial affairs of the Corporation with the Corporation's management, employees, independent auditor, Director, Internal Audit and external advisors.

9.
The Committee may retain outside financial, legal and other experts, at the expense of the Corporation, as it deems reasonably necessary to assist or advise the Committee in carrying out its duties and responsibilities.

10.
Notwithstanding the foregoing and subject to applicable law, the Committee shall not be responsible to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles, as these matters are the responsibility of management and the independent auditor. The primary responsibility of the Committee is to assist the Board in overseeing the Corporation's financial reporting process, system of internal controls, accounting practices and audit process, and to report thereon to the Board.

QuickLinks

NOTICE OF ANNUAL MEETING
TABLE OF CONTENTS
PROXY STATEMENT
GENERAL INFORMATION
Holders of Class A Subordinate Voting Stock and Class B Stock
ITEM A — ELECTION OF DIRECTORS (Item A on the Proxy Form)
MANAGEMENT
SECURITY OWNERSHIP
THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
CORPORATE GOVERNANCE, HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
ITEM B — RATIFICATION OF APPOINTMENT OF AUDITORS (Item B on the Proxy Form)
ADDITIONAL INFORMATION
EXHIBIT A — AUDIT COMMITTEE CHARTER